EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is entered into as of May 20, 1999 (the "Effective Date"), by and among Mirage Resorts, Incorporated, a Nevada corporation ("MRI"), GNLV, CORP., a Nevada corporation ("Employer") and Barry A. Shier ("Employee").

  1. Employer and MRI hereby employ Employee initially as the Chairman and Chief Executive Officer of Employer, with primary responsi-bility to oversee the operations of Beau Rivage, and as MRI's Executive Vice President-Marketing and Hotel Operations. Employee shall report directly to, and be subject to the authority of, Employer's Board of Directors and MRI's Chairman. Employee shall perform such executive, supervisory and managerial duties for Employer, MRI, and MRI's other affiliated and subsidiary corpor-ations and entities (collectively, "Affiliates") as MRI or Employer may specify from time to time, which shall be comparable with his initial responsibilities and duties hereunder. Employer or MRI may, at any time and from time to time, change any of Employee's titles specified herein. Employee shall devote his full business time and efforts in good faith to the performance of his duties hereunder. Employee's permanent residence shall be in Las Vegas, Nevada. Employee acknowledges that he will be required to travel extensively outside Clark County in performing his duties hereunder and shall be entitled to the use of a corporate aircraft at Employer's or MRI's expense.

  2. The term of this Agreement shall commence on the Effective Date and terminate on the third anniversary of the Effective Date (the "Employment Period"), except as earlier terminated pursuant to the terms of this Agreement. As used in this Agreement, the term "year" shall mean each successive 12-month period ending on each anniversary of the Effective Date.

  3. (a) Employee shall receive an annual gross base salary of $1,000,000 (before deduction of employment taxes and other amounts required by law to be withheld) and such merit bonuses as Employer's Board of Directors may determine in its sole discretion. Employee's annual gross salary may be increased by the Board of Directors of Employer in its sole discretion, and any higher annual base salary shall thereafter be deemed to be the annual base salary for purposes of this Agreement. Employee's base salary shall be payable in equal installments in accordance with Employer's regular payroll practices during the Employment Period.

                             EXHIBIT 10.1

      (b) Employee and his dependents shall be provided with coverage under MRI's executive medical and life insurance plans, paid vacation and such other plans and benefits as MRI and its subsid-iaries from time to time make available to their executives of similar stature.

      (c) Employer shall provide Employee with office accommodations, including furniture and furnishings, secretarial and other assis-tance, commensurate with Employee's stature and position. Employer shall reimburse Employee for all reasonable business expenses incurred by Employee in performing his duties hereunder which are supported by appropriate documentation in accordance with Employer's policies.

      (d) MRI shall amend the vesting date of Employee's stock options granted on August 16, 1995 to May 16, 2004.

  4. Employee acknowledges and agrees that the laws of Nevada and other jurisdictions in which Employer or Affiliates may engage or propose to engage in business activities during the term hereof may require that Employee be investigated for suitability and licensing. Employee shall cooperate with the appropriate govern-mental authorities in order that Employer and Affiliates and he may obtain all certificates, permits and licenses which are required in connection with his employment hereunder or Employer's and Affiliates' conduct of business during the term hereof. Employee further acknowledges and agrees that in the event he fails to so cooperate or he or Employer or Affiliates, for any reason attributable to Employee, fails to obtain, within the time specified by Nevada Gaming Commission and all other governmental authorities having jurisdiction, or, for any reason attributable to Employee, fails to thereafter maintain, in good standing and in full force and effect, during the term hereof, all required cer-tificates, permits and licenses in connection with his employment hereunder or Employer's or Affiliates' conduct of business, or Employee is convicted of or pleads nolo contendere to any criminal act which could reasonably be expected to result in the suspension or revocation of any such certificate, permit or license, such shall constitute Good Cause for Employer to terminate this Agree-ment as provided in Paragraph 6 hereof.

  5. Employee covenants and agrees that during the stated Employment Period, Employee shall not directly or indirectly be employed by, render services for, engage in, participate in, consult for or otherwise be connected in any way (other than on behalf of

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
      Employer or Affiliates) with any individual, firm, corporation or other entity engaged in the gaming or hotel/hospitality industry. The restriction on Employee's activities set forth in the immedi-ately preceding sentence shall not apply following termination of this Agreement as provided in Paragraph 7 hereof (whether by Employer or Employee). Employee acknowledges and agrees that the restrictions on his activities set forth in this Paragraph 5 are reasonable, that Employee has been adequately compensated under this Agreement for the future financial hardship that compliance with such provisions might otherwise have created and that Employee has available other suitable employment opportunities which eliminate the need for employment which would violate such provisions. In addition to all other rights and remedies provided to Employer hereunder, if Employee materially breaches any of the obligations contained in this Paragraph 5, Employer shall have the right to terminate this Agreement in accordance with Paragraph 6(b) hereof, but any such termination shall in no event be deemed an election of remedies and Employer expressly reserves all other legal and equitable remedies. Employee further covenants and agrees that he shall not at any time during the term of this Agreement or thereafter, without Employer's prior written consent, disclose to other individuals or entities any trade secrets or other confidential information concerning Employer or Affiliates, including without limitation, their customers, casino, hotel, marketing or entertainment practices or procedures, management policies or non-public financial information, or utilize any such trade secrets or confidential information in any way or communi-cate with or contact any such customers, other than in connection with his employment hereunder. For purposes of this Agreement, "trade secrets and confidential information" shall not include information which is: (i) generally known in the gaming or hotel/ hospitality industry; (ii) in the public domain; or (iii) indepen-dently obtained by Employee from third parties under no obligation of confidentiality to Employer or Affiliates or to any third party. Employee hereby confirms that such trade secrets and con-fidential information constitute Employer's exclusive property, that all of the restrictions on his activities contained in this Agreement are required for Employer's reasonable protection and that in the event of any breach of this Paragraph 5 by him, Employer will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach, to seek to enforce the specific perfor-mance of this Paragraph 5 or to seek to enjoin Employee from engaging in any activity in violation hereof.

  6. This Agreement may be terminated by Employer at any time during the Employment Period for "Good Cause" (as defined below) and upon any such termination, Employer shall have no further liability or obligation whatsoever to Employee hereunder except that Employee (or his estate) shall be promptly paid any unpaid portion of Employee's base salary, any unpaid perquisites earned hereunder and any unreimbursed business expenses, in each case through the date of termination. "Good Cause" shall mean and be limited to:

      (a) Employee's death or "Disability" ("Disability" is hereby defined to mean Employee's physical or mental incapacity certified to by a licensed physician designated by Employer which precludes the performance of his duties hereunder for a substantially con-secutive period of four (4) months or more); and

      (b) Employee's dishonesty in his relationship with Employer, willful insubordination, conviction of or plea of nolo contendere to any felony or a misdemeanor involving moral turpitude, willful failure to substantially perform his duties diligently in good faith and to the best of his ability, the occurrence of an event specified in the last sentence of Paragraph 4 hereof or any other material breach of this Agreement by Employee, any or all of which, if curable, is not cured by Employee within a reasonable time after his receipt of written notice thereof from Employer describing in reasonable detail the material facts and circum-stances supporting such termination.

  7. (a) Employee shall have the right to terminate his employment hereunder in the event of a "Material Breach" (as defined below) of this Agreement by Employer which, if curable, is not cured within a reasonable time after Employer's receipt of written notice thereof from Employee describing in reasonable detail the material facts and circumstances supporting such termination. If Employer terminates Employee's employment hereunder other than pursuant to Paragraph 6(a) or 6(b) of this Agreement, or if Employee resigns as a result of a Material Breach of this Agree-ment by Employer which, if curable, is not cured by Employer within a reasonable time after receipt of written notice thereof from Employee, Employee shall, subject to Employee's continuing duty to mitigate damages, (A) continue to be paid his annual base salary and other benefits through the end of the stated

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
      Employment Period, as and when such salary and other benefits would have been payable pursuant to Paragraphs 3(a) and 3(b) hereof and (B) promptly be paid any unpaid perquisites earned hereunder and any unreimbursed business expenses though the date of termination. The foregoing shall constitute Employee's sole and exclusive remedy for or relating to Employer's breach of this Agreement or any other claim Employee may have or assert arising out of the employment relationship between Employer and Employee, whether such claim arises in contract, tort, pursuant to statute or otherwise.

      (b) For purposes of this Agreement, a "Material Breach" of this Agreement shall mean and be limited to: (i) Employer's failure to pay Employee any sum which Employee establishes is due to Employee hereunder within fifteen (15) days after receiving written notice from Employee that such sum is due but unpaid; or (ii) a material breach of a material provision of this Agreement by Employer, in each case subject to the notice and cure provisions set forth above.

  8. Employee represents, warrants and covenants to Employer that Employee is not a party or otherwise subject to any agreement or restriction which would be breached or violated by Employee's execution of this Agreement or his employment hereunder.

  9. If any provision of this Agreement is held to be unenforceable or invalid for any reason whatsoever, such fact shall not affect the remaining provisions hereof. If any of the provisions of this Agreement which impose restrictions on Employee are, with respect to such restrictions, determined by a final judgment of any court of competent jurisdiction to be unenforceable or invalid because of the geographic scope or time duration of such restrictions, such provisions shall be deemed retroactively limited to provide for the maximum geographic scope and time duration which would make such provisions enforceable and valid. However, no such retroactive modification of such restrictive provisions shall affect any of Employer's rights hereunder arising out of the breach of any such restrictive provisions, including without limitation, Employer's right to terminate this Agreement.

  10. No failure or delay on the part of Employer or Employee in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  11. No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure by Employee or Employer therefrom shall in any event be effective unless the same shall be in writing and signed by a duly authorized officer of Employer and by Employee. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  12. Except as provided in Paragraph 5 hereof, in the event of any dispute arising out of the interpretation, enforcement or appli-cation of any of the provisions of this Agreement, or any other controversy or claim arising out of, relating to or in connection with this Agreement or Employee's employment with Employer, Employee and Employer agree to waive all rights to a jury trial and to submit such dispute to exclusive arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall occur in Las Vegas, Nevada. The arbitrator shall be selected by the mutual agreement of the parties, or failing such agreement within ten (10) days after the receipt of written notice from one party proposing to the other one or more possible arbitrators, such other person as shall be appointed by the appli-cation of any of the parties to the American Arbitration Association. The arbitrator shall not be empowered to vary from any of the express terms or provisions of this Agreement, and his decision shall be final and binding upon the parties hereto. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses, and the fees and expenses of the arbitrator shall be paid by the non-prevailing party. The prevailing party shall be determined by the arbitrator. The provisions of this Paragraph 12 shall survive any termination of this Agreement.

  13. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, agreements or understandings, whether oral or written.

  14. This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Nevada, excluding its conflict or choice of laws principles. Except as provided in Paragraph 12 hereof, any legal action in any way relating to or arising out of this Agreement or Employee's employment relation-ship with Employer shall be instituted and maintained in federal or state court in Las Vegas, Nevada, and the parties hereby consent to the exclusive jurisdiction of such courts.

  15. Any and all notices required or permitted to be given hereunder shall be in writing and sent by personal delivery or registered or certified mail to Employee's last known Las Vegas, Nevada residence (as reflected in Employee's personnel file), in the case of Employee, or to Employer's principal office in Las Vegas, Nevada (with a copy to MRI's General Counsel at MRI's principal office), in the case of Employer.

  16. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and permitted assigns (including, without limitation, Employee's estate and heirs). This Agreement (and all rights and obligations hereunder) shall not be assignable by Employee. Employer shall have the right to assign this Agreement to any of Affiliates or Employer's successors.

IN WITNESS WHEREOF, Employer and Employee have entered into this Agreement in Las Vegas, Nevada, as of the Effective Date first above written.


                                Mirage Resorts, Incorporated



                                By: STEPHEN A. WYNN
                                    ------------------------------------
                                    STEPHEN A. WYNN
                                    Chairman and Chief Executive Officer


                                GNLV, CORP.



                                By: BRUCE A. LEVIN
                                    ------------------------------------
                                    BRUCE A. LEVIN
                                    Assistant Secretary


                                    BARRY A. SHIER
                                    ------------------------------------
                                    BARRY A. SHIER

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